Okta Announces Strong Fourth Quarter and Fiscal 2020 Financial Results

•	Q4 revenue grew 45% year-over-year; subscription revenue grew 46% year-over-year

•	Remaining performance obligations, or subscription revenue backlog, grew 66% year-over-year

•	Achieved positive operating and free cash flows for fiscal 2020

SAN FRANCISCO – March 5, 2020 – Okta, Inc. (NASDAQ: OKTA), the leading independent provider of identity for the enterprise, today announced financial results for its fourth quarter and fiscal year ended January 31, 2020.

"Our strong fourth quarter performance caps another fantastic year of growth and expansion," said Todd McKinnon, Chief Executive Officer and co-founder of Okta. "We continue to post industry leading growth for subscription revenue, remaining performance obligations, and billings, while achieving positive operating and free cash flows for the year. Our unparalleled cloud-based platform and continued execution is allowing us to achieve this exceptional growth at scale. We’re still in the early days of a massive addressable market to modernize identity for the workforce and customers and we are in the leading position to capitalize on the opportunity for many years to come."

Fourth Quarter Fiscal 2020 Financial Highlights:

•	Revenue: Total revenue was $167.3 million, an increase of 45% year-over-year. Subscription revenue was $158.5 million, an increase of 46% year-over-year.

•
Remaining Performance Obligations (RPO): RPO was $1.21 billion, an increase of 66% year-over-year. Current RPO, which is subscription revenue expected to be recognized over the next 12 months, was $592.3 million, up 54% compared to the fourth quarter of fiscal 2019.

•	Calculated Billings: Total calculated billings were $225.0 million, an increase of 42% year-over-year.

•
Operating Loss: GAAP operating loss was $44.7 million, or 26.7% of total revenue, compared to $27.7 million, or 24.0% of total revenue, in the fourth quarter of fiscal 2019. Non-GAAP operating loss was $5.6 million, or 3.3% of total revenue, compared to $4.9 million, or 4.3% of total revenue, in the fourth quarter of fiscal 2019.

•
Net Loss: GAAP net loss was $50.5 million, compared to $30.8 million in the fourth quarter of fiscal 2019. GAAP net loss per share was $0.42, compared to $0.28 in the fourth quarter of fiscal 2019. Non-GAAP net loss was $1.7 million, compared to $4.4 million in the fourth quarter of fiscal 2019. Non-GAAP net loss per share was $0.01, compared to $0.04 in the fourth quarter of fiscal 2019.

•
Cash Flow: Net cash provided by operations was $24.8 million, or 14.8% of total revenue, compared to net cash provided by operations of $10.1 million, or 8.8% of total revenue, in the fourth quarter of fiscal 2019. Free cash flow was $18.1 million, or 10.8% of total revenue, compared to $4.8 million, or 4.1% of total revenue, in the fourth quarter of fiscal 2019.

•	Cash, cash equivalents, and short-term investments were $1.40 billion.

Full Year Fiscal 2020 Financial Highlights:

•	Revenue: Total revenue was $586.1 million, an increase of 47% year-over-year. Subscription revenue was $552.7 million, an increase of 49% year-over-year.

•	Calculated Billings: Total calculated billings were $703.6 million, an increase of 44% year-over-year.

•
Operating Loss: GAAP operating loss was $185.8 million, or 31.7% of total revenue, compared to $119.6 million, or 30.0% of total revenue for fiscal 2019. Non-GAAP operating loss was $48.5 million, or 8.3% of total revenue, compared to $41.5 million, or 10.4% of total revenue for fiscal 2019.

•
Net Loss: GAAP net loss was $208.9 million, compared to $125.5 million for fiscal 2019. GAAP net loss per share was $1.78, compared to $1.17 for fiscal 2019. Non-GAAP net loss was $36.7 million, compared to $34.1 million for fiscal 2019. Non-GAAP net loss per share was $0.31, compared to $0.32 for fiscal 2019.

•
Cash Flow: Net cash provided by operations was $55.6 million, or 9.5% of total revenue, compared to net cash provided by operations of $15.2 million, or 3.8% of total revenue for fiscal 2019. Free cash flow was $36.3 million, or 6.2% of total revenue, compared to negative $6.8 million, or 1.7% of total revenue for fiscal 2019.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures, and reconciliations between GAAP and non-GAAP information are contained in the tables below.
Financial Outlook:
For the first quarter of fiscal 2021, the Company expects:

•	Total revenue of $171 million to $173 million, representing a growth rate of 37% to 38% year-over-year

•	Non-GAAP operating loss of $33.2 million to $32.2 million

•	Non-GAAP net loss per share of $0.24 to $0.23, assuming weighted shares outstanding of approximately 123 million

For the full year fiscal 2021, the Company expects:

•	Total revenue of $770 million to $780 million, representing a growth rate of 31% to 33% year-over-year

•	Non-GAAP operating loss of $65.0 million to $57.0 million

•	Non-GAAP net loss per share of $0.42 to $0.37, assuming weighted shares outstanding of approximately 125 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to its most directly comparable GAAP measure because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:
Okta will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on March 5, 2020. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. Interested parties can access the call by dialing (800) 458-4121 or (323) 794-2093 and using the passcode 4522098.
A live webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com.

Supplemental Financial and Other Information:
Supplemental financial and other information can be accessed through the Company’s investor relations website at investor.okta.com.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net margin, non-GAAP net loss per share, free cash flow, current calculated billings and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of debt discount, charitable contributions, amortization of acquired intangibles, acquisition-related expenses and loss on early extinguishment of debt, net of debt issuance costs.
Okta believes that non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.
The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by the Company's management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.
Okta encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Forward-Looking Statements: This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook, product development, business strategy and plans, market trends and market size, opportunities and positioning. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," "shall" and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. For example, the market for our products may develop more slowly than expected or than it has in the past; our operating results may fluctuate more than expected; there may be significant fluctuations in our results of operations and cash flows related to our revenue recognition or otherwise; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could damage our reputation; we could experience interruptions or performance problems associated with our technology, including a service outage; we may not be able to pay off our convertible senior notes when due; and global economic conditions could deteriorate. Further information on potential factors that could affect our financial results is included in our most recent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent our views only as of the date of this press release and we assume no obligation and do not intend to update these forward-looking statements.

About Okta
Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud enables organizations to securely connect the right people to the right technologies at the right time. With over 6,500 pre-built integrations to applications and infrastructure providers, Okta customers can easily and securely use the best technologies for their business. Over 7,950 organizations, including 20th Century Fox, JetBlue, Nordstrom, Slack, Teach for America and Twilio, trust Okta to help protect the identities of their workforces and customers.
Okta uses its investor.okta.com website as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings and public conference calls and webcasts.

Investor Contact:
Dave Gennarelli
investor@okta.com
415-851-4744

Media Contact:
Jenna Kozel
press@okta.com
415-418-9600

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Revenue:
Subscription	$158,514	$108,462	$552,688	$370,855
Professional services and other	8,813	7,009	33,379	28,399
Total revenue	167,327	115,471	586,067	399,254
Cost of revenue:
Subscription(1)	33,864	21,546	116,445	77,354
Professional services and other(1)	10,819	9,840	42,937	36,067
Total cost of revenue	44,683	31,386	159,382	113,421
Gross profit	122,644	84,085	426,685	285,833
Operating expenses:
Research and development(1)	43,360	30,031	159,269	102,385
Sales and marketing(1)	92,635	62,552	340,356	227,960
General and administrative(1)	31,352	19,237	112,892	75,110
Total operating expenses	167,347	111,820	612,517	405,455
Operating loss	(44,703)	(27,735)	(185,832)	(119,622)
Interest expense	(10,646)	(4,179)	(27,017)	(15,072)
Interest income and other, net	5,743	2,969	17,089	9,180
Loss on early extinguishment of debt	—	—	(14,572)	—
Interest expense and other, net	(4,903)	(1,210)	(24,500)	(5,892)
Loss before provision for (benefit from) income taxes	(49,606)	(28,945)	(210,332)	(125,514)
Provision for (benefit from) income taxes	866	1,866	(1,419)	(17)
Net loss	$(50,472)	$(30,811)	$(208,913)	$(125,497)

Net loss per share, basic and diluted	$(0.42)	$(0.28)	$(1.78)	$(1.17)

Weighted-average shares used to compute net loss per share, basic and diluted	121,562	110,223	117,221	107,504

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Cost of subscription revenue	$3,786	$2,024	$12,923	$7,837
Cost of professional services and other revenue	1,872	1,706	7,164	4,983
Research and development	11,361	6,866	37,683	22,642
Sales and marketing	11,118	7,064	38,077	22,916
General and administrative	8,793	4,761	30,777	17,942
Total share-based compensation expense	$36,930	$22,421	$126,624	$76,320

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	As of January 31,
	2020	2019
		As Adjusted(1)
Assets
Current assets:
Cash and cash equivalents	$520,048	$298,394
Short-term investments	882,976	265,374
Accounts receivable, net of allowances	130,115	91,926
Deferred commissions	33,636	24,185
Prepaid expenses and other current assets	32,950	28,237
Total current assets	1,599,725	708,116
Property and equipment, net	53,535	52,921
Operating lease right-of-use assets	125,204	121,389
Deferred commissions, noncurrent	77,874	54,812
Intangible assets, net	32,529	13,897
Goodwill	48,023	18,089
Other assets	18,505	15,089
Total assets	$1,955,395	$984,313
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,837	$2,431
Accrued expenses and other current liabilities	36,887	33,653
Accrued compensation	40,300	19,770
2023 Convertible senior notes, net	100,703	271,628
Deferred revenue	365,236	245,622
Total current liabilities	546,963	573,104
2025 Convertible senior notes, net	837,002	—
Operating lease liabilities, noncurrent	154,511	147,046
Deferred revenue, noncurrent	6,214	8,768
Other liabilities, noncurrent	5,361	3,018
Total liabilities	1,550,051	731,936

Stockholders’ equity:
Preferred stock	—	—
Class A common stock	11	10
Class B common stock	1	1
Additional paid-in capital	1,105,564	744,896
Accumulated other comprehensive income (loss)	892	(319)
Accumulated deficit	(701,124)	(492,211)
Total stockholders’ equity	405,344	252,377
Total liabilities and stockholders' equity	$1,955,395	$984,313
(1) The condensed consolidated balance sheet for the prior period has been adjusted to reflect the adoption of ASC 842.

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Twelve Months Ended January 31,
	2020	2019
		As Adjusted(1)
Cash flows from operating activities:
Net loss	$(208,913)	$(125,497)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	126,624	76,320
Depreciation, amortization and accretion	17,815	8,001
Amortization of debt discount and issuance costs	25,892	14,279
Amortization of deferred commissions	28,588	20,852
Deferred income taxes	(2,253)	(765)
Non-cash charitable contributions	1,746	1,008
Loss on early extinguishment of debt	14,572	—
Other, net	(130)	640
Changes in operating assets and liabilities:
Accounts receivable	(37,515)	(39,682)
Deferred commissions	(61,224)	(41,342)
Prepaid expenses and other assets	(4,080)	(10,334)
Operating lease right-of-use assets	12,951	17,239
Accounts payable	1,689	(1,437)
Accrued compensation	23,034	7,429
Accrued expenses and other liabilities	9,972	5,800
Operating lease liabilities	(9,716)	(6,642)
Deferred revenue	116,432	89,303
Net cash provided by operating activities	55,603	15,172
Cash flows from investing activities:
Capitalization of internal-use software costs	(3,888)	(2,851)
Purchases of property and equipment	(15,442)	(19,811)
Proceeds from sales of property and equipment	—	740
Purchases of securities available for sale and other	(999,387)	(631,488)
Proceeds from maturities and redemption of securities available for sale	356,277	298,650
Proceeds from sales of securities available for sale and other	27,271	173,072
Purchases of intangible assets	(8,589)	—
Payments for business acquisition, net of cash acquired	(44,283)	(15,632)
Net cash used in investing activities	(688,041)	(197,320)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	1,040,660	334,980
Payments for repurchases of 2023 convertible senior notes	(224,414)	—
Purchases of hedges related to 2023 convertible senior notes	—	(80,040)
Proceeds from hedges related to 2023 convertible senior notes	405,851	—
Proceeds from issuance of warrants related to 2023 convertible senior notes	—	52,440
Payments for warrants related to 2023 convertible senior notes	(358,622)	—
Purchases of capped calls related to 2025 convertible senior notes	(74,094)	—
Proceeds from stock option exercises, net of repurchases	45,363	36,861
Proceeds from shares issued in connection with employee stock purchase plan	18,767	13,727
Other, net	(126)	(206)
Net cash provided by financing activities	853,385	357,762
Effects of changes in foreign currency exchange rates on cash, cash equivalents and restricted cash	(209)	(632)
Net increase in cash, cash equivalents and restricted cash	220,738	174,982
Cash, cash equivalents and restricted cash at beginning of period	311,215	136,233
Cash, cash equivalents and restricted cash at end of period	$531,953	$311,215

(1)	The condensed consolidated statement of cash flows for the prior period has been adjusted to reflect the adoption of ASC 842.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense and amortization of acquired intangibles.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Gross profit	$122,644	$84,085	$426,685	$285,833
Add:
Stock-based compensation expense included in cost of revenue(1)	5,658	3,730	20,087	12,820
Amortization of acquired intangibles	1,593	383	5,488	832
Non-GAAP gross profit	$129,895	$88,198	$452,260	$299,485
Gross margin	73%	73%	73%	72%
Non-GAAP gross margin	78%	76%	77%	75%
(1) See table above for breakdown of stock-based compensation expense by line item.

Non-GAAP Operating Loss and Non-GAAP Operating Margin
We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, adjusted for stock-based compensation expense, charitable contributions, amortization of acquired intangibles and acquisition-related expenses.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Operating loss	$(44,703)	$(27,735)	$(185,832)	$(119,622)
Add:
Stock-based compensation expense(1)	36,930	22,421	126,624	76,320
Charitable contributions	584	—	1,746	1,008
Amortization of acquired intangibles	1,593	383	5,488	832
Acquisition-related expenses(2)	—	—	3,449	—
Non-GAAP operating loss	$(5,596)	$(4,931)	$(48,525)	$(41,462)
Operating margin	(27)%	(24)%	(32)%	(30)%
Non-GAAP operating margin	(3)%	(4)%	(8)%	(10)%
(1) See table above for breakdown of stock-based compensation expense by line item.
(2) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.

Non-GAAP Net Loss and Non-GAAP Net Margin
We define non-GAAP net loss and non-GAAP net margin as GAAP net loss and GAAP net margin, adjusted for stock-based compensation expense, charitable contributions, amortization of acquired intangibles, acquisition-related expenses, amortization of debt discount and loss on early extinguishment of debt, net of debt issuance costs.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Net loss	$(50,472)	$(30,811)	$(208,913)	$(125,497)
Add:
Stock-based compensation expense(1)	36,930	22,421	126,624	76,320
Charitable contributions	584	—	1,746	1,008
Amortization of acquired intangibles	1,593	383	5,488	832
Acquisition-related expenses(2)	—	—	3,449	—
Amortization of debt discount	9,621	3,655	24,138	13,194
Loss on early extinguishment of debt, net of debt issuance costs	—	—	10,794	—
Non-GAAP net loss	$(1,744)	$(4,352)	$(36,674)	$(34,143)
Net margin	(30)%	(27)%	(36)%	(31)%
Non-GAAP net margin	(1)%	(4)%	(6)%	(9)%
Net loss per share	$(0.42)	$(0.28)	$(1.78)	$(1.17)
Non-GAAP net loss per share	$(0.01)	$(0.04)	$(0.31)	$(0.32)
(1) See table in footnote 1 in the condensed consolidated statements of operations above for breakdown of stock-based compensation expense by line item.
(2) We define acquisition-related expenses as costs associated with acquisitions, including transaction costs and other non-recurring incremental costs incurred.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

Free Cash Flow and Free Cash Flow Margin
We define Free Cash Flow as net cash provided by operating activities, less cash used for purchases of property and equipment, net of sales proceeds, and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue.

Free Cash Flow
	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$24,835	$10,104	$55,603	$15,172
Less:
Purchases of property and equipment	(5,462)	(5,558)	(15,442)	(19,811)
Capitalization of internal-use software costs	(1,229)	(522)	(3,888)	(2,851)
Proceeds from sales of property and equipment	—	740	—	740
Free cash flow	$18,144	$4,764	$36,273	$(6,750)
Net cash provided by (used in) investing activities	$(562,939)	$80,896	$(688,041)	$(197,320)
Net cash provided by financing activities	$18,654	$15,410	$853,385	$357,762
Free cash flow margin	10.8%	4.1%	6.2%	(1.7)%
Calculated Billings
We define Calculated Billings as total revenue plus the change in deferred revenue and less the change in unbilled receivables during the period.

Calculated Billings
	Three Months Ended January 31,		Twelve Months Ended January 31,
	2020	2019	2020	2019
Total revenue	$167,327	$115,471	$586,067	$399,254
Add:
Unbilled receivables, current (beginning of period)	1,028	1,581	1,457	809
Deferred revenue, current (end of period)	365,236	245,622	365,236	245,622
Less:
Unbilled receivables, current (end of period)	(1,026)	(1,457)	(1,026)	(1,457)
Deferred revenue, current (beginning of period)	(306,743)	(206,146)	(245,622)	(159,816)
Current calculated billings	225,822	155,071	706,112	484,412
Add:
Deferred revenue, noncurrent (end of period)	6,214	8,768	6,214	8,768
Less:
Deferred revenue, noncurrent (beginning of period)	(7,013)	(4,977)	(8,768)	(4,963)
Calculated billings	$225,023	$158,862	$703,558	$488,217